Exhibit 99.1


                        Possis Medical Inc. Receives FDA
                   Approval for Fetch(TM) Aspiration Catheter

         New Device Broadens Company's Thrombus Management Product Line


    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 9, 2006--Possis Medical, Inc. (NASDAQ--NMS:POSS) today announced it has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for its new Fetch(TM) Aspiration Catheter. Utilizing catheter technology from the company's premier AngioJet(R) Rheolytic(TM) Thrombectomy System, the Fetch Aspiration Catheter offers physicians another alternative for the aspiration of small, fresh blood clots (thrombus) and other embolic debris from arteries.

    "Our goal is to offer physicians a full range of solutions for thrombus removal," said Robert Dutcher, chairman, president and CEO of Possis Medical. "Our AngioJet Thrombectomy System continues to grow as the market leader and gold standard for thrombectomy in peripheral, coronary and dialysis access interventions. Although manual aspiration catheters such as the Fetch catheter offer much less thrombus removal capability than the AngioJet Thrombectomy System, the addition of the Fetch Aspiration Catheter provides physicians with a quick and simple means to aspirate small amounts of fresh thrombus and embolic debris from small coronary arteries.

    "As the recognized leader in thrombus management, the addition of the Fetch Aspiration Catheter to our product line further enhances our position as an increasingly valuable partner to our 1,800 current customers who deal with thrombus," said Dutcher.

    According to Possis, the rapid exchange Fetch Aspiration Catheter uses an industry-standard syringe as its aspiration source. To provide the flexibility and handling that interventional procedures require, Fetch features an advanced braided shaft design used in other AngioJet thrombectomy catheters marketed by Possis. Additionally, the Fetch catheter is 0.014" guidewire and 6F guide catheter compatible.

    "Our proprietary convex tip design, combined with a small outer diameter and hydrophilic coating, minimizes vessel trauma and enhances deliverability. In-house testing showed that the Fetch catheter often outperforms other currently available aspiration devices in the key areas of trackability, contrast injection and aspiration rate. Fetch is a valuable addition to our expanding range of thrombus management and broader endovascular therapies," said Dutcher.

    Possis will market the Fetch Aspiration Catheter in the Unites States through the company's sales organization and internationally through an established network of Possis distributors. Anticipated revenue from Fetch catheter sales is reflected in the company's current guidance.

    About Possis Medical, Inc.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and A-V grafts and native fistulas.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of Federal Securities Laws. Some of these statements relate to Fetch Aspiration Catheter and AngioJet System product performance, market acceptance, regulatory approvals, and new product introductions. These statements are based on our current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements, such as, the effectiveness of our sales and marketing efforts, our ability to effectively manage new product development timelines, and our ability to generate suitable clinical data. A discussion of these and other factors that could impact the Company's future results are set forth in the cautionary statements included in the Company's Form 10-K for the year ended July 31, 2005, filed with the Securities and Exchange Commission.



    CONTACT: Possis Medical, Inc.
             JULES L. FISHER, Vice President, Finance and
             Chief Financial Officer, 763-450-8011
             jules.fisher@possis.com